EXHIBIT 10.3

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

dated as of

January 14, 2013,

amended and restated as of October 30, 2015,

by

MARKETAXESS HOLDINGS INC.

and its

SUBSIDIARIES PARTY HERETO

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

i

ARTICLE VI	ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY	20
6.1.	Account Verification	20
6.2.	Authorization for Administrative Agent to Take Certain Action	20
6.3.	Proxy	21
6.4.	Nature of Appointment; Limitation of Duty	21

ARTICLE VII	GENERAL PROVISIONS	22
7.1.	Waivers	22
7.2.	Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral	22
7.3.	Compromises and Collection of Collateral	23
7.4.	Secured Party Performance of Debtor Obligations	23
7.5.	Specific Performance of Certain Covenants	24
7.6.	Dispositions Not Authorized	24
7.7.	No Waiver; Amendments; Cumulative Remedies	24
7.8.	Limitation by Law; Severability of Provisions	24
7.9.	Reinstatement	24
7.10.	Benefit of Agreement	25
7.11.	Survival of Representations	25
7.12.	Taxes and Expenses	25
7.13.	Headings	25
7.14.	Termination	25
7.15.	Entire Agreement	25
7.16.	CHOICE OF LAW	26
7.17.	CONSENT TO JURISDICTION	26
7.18.	WAIVER OF JURY TRIAL	26
7.19.	Indemnity	26
7.20.	Counterparts	27

ARTICLE VIII	NOTICES	27
8.1	Sending Notices	27
8.2.	Change in Address for Notices	27

ARTICLE IX	THE ADMINISTRATIVE AGENT	27

ARTICLE X	CERTAIN REGULATORY RESTRICTIONS	27

ARTICLE XI	AMENDMENT AND RESTATEMENT; REAFFIRMATIONS	28
11.1	Amendment and Restatement	28
11.2.	No Novation	28
11.3.	Reaffirmation of Intellectual Property Security Agreements	28

ii

EXHIBITS AND SCHEDULES

Annex I:	Form of Supplement

Exhibit A:	Grantor Entity Type and Jurisdiction of Organization; Organizational Number; FEIN; Principal Place of Business; Chief Executive Office; Location of Collateral
Exhibit B:	Deposit Accounts
Exhibit C:	Letter-of-Credit Rights; Material Chattel Paper
Exhibit D:	Intellectual Property
Exhibit E:	Real Property
Exhibit F:	Pledged Collateral
Exhibit G:	Filing Offices
Exhibit H:	Form of Amendment

Schedule 3.6:	Exact Names of Grantors
Schedule 3.11:	Financing Statements
Schedule 4.8:	Commercial Tort Claims

iii

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of October 30, 2015, by and between MarketAxess Holdings Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower listed on the signature pages hereto, together with each other Subsidiary (other than a Broker-Dealer Subsidiary) that may hereafter become party to this Security Agreement from time to time, in accordance with the terms of the Credit Agreement (as hereinafter defined), by executing a Supplement hereto in substantially the form of Annex I attached hereto (all such Subsidiaries, together with the Borrower, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT:

WHEREAS, the Borrower, the Administrative Agent, and the Lenders are party to that certain Credit Agreement dated as of January 14, 2013 (the “Original Credit Agreement”);

WHEREAS, in order to induce the Lenders to enter into and extend credit to the Borrower under the Original Credit Agreement, the Grantors entered into that certain Pledge and Security Agreement (the “Original Security Agreement”) dated as of January 14, 2013;

WHEREAS, the Loan Parties, the Required Lenders (as defined in the Original Credit Agreement) and the Administrative Agent have approved the amendment and restatement of the Original Credit Agreement, and have agreed to execute an amended and restated credit agreement dated as of the date hereof (the “Credit Agreement”);

WHEREAS, in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement, the Grantors have agreed to amend and restate the Original Security Agreement, and the Original Security Agreement is hereby amended and restated, in the form of this Security Agreement;

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement hereto, the following terms shall have the following meanings:

“Accounts” has the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” has the meaning set forth in Article 9 of the UCC.

“Collateral” has the meaning set forth in Article II.

“Commercial Tort Claims” means the commercial tort claims of each Grantor existing on the Effective Date and described on Schedule 4.8 with an anticipated value (as reasonably determined by the Borrower in good faith) in excess of $2,500,000, if any, and such commercial tort claims arising at a future time as to which a Grantor is required to give notice to the Administrative Agent pursuant to Section 4.8 hereof.

“Control” has the meaning set forth in Article 8 of the UCC or, if applicable, in Sections 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Controlled Affiliate” means, with respect to any Grantor, any Affiliate of such Grantor that is Controlled (as defined in the Credit Agreement) by such Grantor.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Loan Party, a banking institution (other than the Administrative Agent) holding such Loan Party’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Loan Party with such banking institution.

“Deposit Accounts” has the meaning set forth in Article 9 of the UCC.

“Documents” has the meaning set forth in Article 9 of the UCC.

“Equipment” has the meaning set forth in Article 9 of the UCC.

“Excluded Accounts” means, collectively, any Deposit Account used for (a) payroll (including all payroll taxes and withholdings, social insurance payments and related amounts) and other employee wage and benefits deposit accounts, (b) tax deposit accounts, including sales tax deposit accounts, (c) fiduciary or trust deposit accounts on behalf of any Person that is not a Loan Party, (d) any Deposit Account maintained with the Administrative Agent, and (e) in the case of clauses (a) through (d), the funds or other property held in or maintained in any such account.

“Excluded Equity” means any voting stock of (a) a CFC Subsidiary, (b) a CFC Holdco, or (c) a Disregarded Entity that owns a CFC Holdco or CFC Subsidiary, in each case in excess of 65% of the total combined voting power of all classes of stock of such CFC Subsidiary, CFC Holdco or Disregarded Entity that owns a CFC Holdco or CFC Subsidiary that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the regulations of the United States Department of the Treasury).

“Excluded Property” means, collectively, with respect to any Grantor:

(i) (a) all Excluded Equity, (b) any Equity Interest of any CFC Subsidiary indirectly owned by such Grantor, and (c) without limiting either of foregoing subclauses (a) or (b), prior to the earlier of (1) 90 days following the Effective Date, and (2) the transfer of the shares of Capital Stock of each of MarketAxess Brazil, MarketAxess Canada and MarketAxess Europe to MarketAxess Limited pursuant to the Permitted Restructuring, the shares of Capital Stock of MarketAxess Brazil, MarketAxess Canada and MarketAxess Europe;

(ii) any asset of any CFC Holdco or CFC Subsidiary (or Disregarded Entity that is a direct or indirect Subsidiary of such CFC Holdco or CFC Subsidiary, provided however in the case of a Disregarded Entity that is a direct or indirect Subsidiary of such CFC Holdco, such Disregarded Entity has no material assets other than Equity Interests in one or more CFC Subsidiaries and conducts no material business other than holding such Equity Interests);

(iii) any asset or property securing a purchase money obligation or Capital Lease Obligation permitted to be incurred under the Credit Agreement, to the extent that the terms of the agreements relating to such Lien would violate or invalidate such purchase money obligation or Capital Lease Obligation or create a right of termination in favor of, or require the consent of, any other party thereto (other than any Grantor or any of its Controlled Affiliates), except to the extent such prohibition or restriction is deemed ineffective under the UCC or other applicable law (except that Proceeds thereof, as and to the extent the assignment of which is expressly deemed effective under the UCC, notwithstanding such prohibition shall constitute Collateral);

(iv) any asset or property, if a security interest therein is prohibited by applicable law (including any requirement to obtain the consent of any Governmental Authority or Person (other than any Grantor or any of its Controlled Affiliates)) other than to the extent such prohibition is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition;

(v) any rights of a Grantor arising under or evidenced by any contractual obligation, security, contract, lease, instrument, license or other agreement to the extent the grant of a security interest therein (a) is prohibited or requires consent of any Person other than any Grantor or its Controlled Affiliates (provided such Grantor exercises commercially reasonable efforts to obtain such consent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of this type) under applicable law or under such contract or other asset, (b) would constitute a breach or default under such contractual obligation, security, contract, lease, instrument, license or other agreement, or (c) would result in the termination of, or give the other parties thereto the right to terminate, accelerate, cancel or otherwise alter such Grantor’s rights, titles and interests under (including upon the giving of notice or the lapse of time or both) such contractual obligation, security, contract, lease, instrument, license or other agreement except to the extent such prohibition or restriction is deemed ineffective under the UCC or other applicable law provided that (x) any such limitation described in this subsection (v) on the security interests granted under this Security Agreement shall only apply to the extent that any such prohibition, resulting breach or default, or right to terminate, accelerate or cancel or alter such Grantor’s rights is not rendered ineffective pursuant to §9-406(d), §9-407(a), §9-408(a) or §9-409 of the UCC or any successor provision or any other applicable law or principles of equity and (y) in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any applicable law, contract or other asset, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such contract or other asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder (except that Proceeds thereof, as and to the extent the assignment of which is expressly deemed effective under the UCC, notwithstanding such prohibition shall constitute Collateral);

(vi) any license or foreign, federal, state or local franchise, charter or authorization, to the extent a security interest therein is prohibited or restricted thereby, except to the extent such prohibition or restriction is deemed ineffective under the UCC or other applicable law (except that Proceeds thereof, as and to the extent the assignment of which is expressly deemed effective under the UCC, notwithstanding such prohibition shall constitute Collateral);

(vii) any asset or property to the extent a security interest therein would result in adverse regulatory consequences, in each case as reasonably determined by the Borrower with the written consent of the Administrative Agent (such Administrative Agent consent not to be unreasonably withheld, delayed or conditioned);

(viii) all Letter of Credit Rights, except to the extent perfection of a security interest therein may be accomplished by the filing of financing statements in appropriate form under the UCC in the office of the secretary of state (or equivalent filing office) of the applicable Grantor’s jurisdiction of organization;

(ix) any fee interest in real property if the fair market value of any such fee interest (together with improvements), as reasonably determined in good faith by the Borrower on the later of the Effective Date and the date of acquisition thereof by the relevant Grantor, does not exceed $10,000,000;

(x) any assets located or titled outside of the United States or the pledge of which or grant of a security interest therein would require registration or any other action outside of the United States, except to the extent perfection of a security interest therein may be accomplished by the filing of financing statements in appropriate form under the UCC in the office of the secretary of state (or equivalent filing office) of the applicable Grantor’s jurisdiction of organization;

(xi) any asset or property with respect to which the Administrative Agent and the Borrower reasonably agree in writing that any or all of the cost, difficulty, burden or consequences (including adverse tax consequences) of obtaining a security interest therein are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; and

(xii) any “intent to use” Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” Trademark applications under applicable federal law;

provided, that “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would themselves otherwise constitute Excluded Property).

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Existing Patent Security Agreement” means that certain Patent Security Agreement, dated as of January 14, 2013, made by Grantors in favor of Administrative Agent.

“Existing Trademark Security Agreement” means that certain Trademark Security Agreement, dated as of January 14, 2013, made by Grantors in favor of Administrative Agent.

“Fixtures” has the meaning set forth in Article 9 of the UCC.

“General Intangibles” has the meaning set forth in Article 9 of the UCC.

“Goods” has the meaning set forth in Article 9 of the UCC.

“Guarantee Agreement” means that certain Amended and Restated Guarantee Agreement dated as of the date hereof made by the Grantors (other than the Borrower) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties.

“Instruments” has the meaning set forth in Article 9 of the UCC.

“Inventory” has the meaning set forth in Article 9 of the UCC.

“Investment Property” has the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” has the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Non-ECP Grantor” means any Grantor that is not an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act and Regulation 1.3(m).

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of each Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which each Grantor shall receive or shall become entitled to receive (in its capacity as a holder of Equity Interests) with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” has the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Lender’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.4. Commercially Reasonable Efforts. Notwithstanding anything to the contrary in any Loan Document, if any Grantor is required to use commercially reasonable efforts to achieve, cause or prevent an outcome, (i) such Grantor and its Affiliates shall not be required to pay any amount to any Person or provide any other consideration to any Person in order to achieve, cause or prevent (or attempt to achieve, cause or prevent) such outcome, and (ii) the failure to achieve, cause or prevent such an outcome or cause after the use of commercially reasonable efforts to do so shall not constitute a Default or Event of Default.

ARTICLE II

GRANT OF SECURITY INTEREST

(a) Each of the Grantors hereby reaffirms its pledge, assignment and grant and continues to pledge, assign and grant to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Copyrights, Patents and Trademarks;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all cash or cash equivalents;

(xiii) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv) all Deposit Accounts with any bank or other financial institution;

(xv) all Commercial Tort Claims;

(xvi) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance when due of the Secured Obligations.

(b) Notwithstanding the foregoing, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property; provided, however, that if any Excluded Property would have otherwise constituted Collateral, when such property ceases to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Collateral unless and until such property again constitutes Excluded Property. From and after the Effective Date, each Grantor shall use commercially reasonable efforts to prohibit to become effective in any contracts, Instruments, Chattel Paper, letters of credit, bonds, guarantees or Documents to which such Grantor is a party a provision that would restrict, prohibit or require a consent of any Person to the creation, attachment or perfection of the security interest granted herein, unless such Grantor believes, in its reasonable judgment, that such restriction, prohibition or requirement of consent is usual and customary in transactions of such type.

(c) Also notwithstanding the foregoing, no Collateral of a Non-ECP Grantor will be used to pay or serve as Collateral securing Secured Obligations to the extent such Secured Obligations are not guaranteed by such Non-ECP Grantor pursuant to the Guarantee Agreement.

(d) The security interests granted pursuant to this Security Agreement shall be perfected by:

(i) filings of financing statements pursuant to the UCC in the office of the secretary of state (or equivalent filing office) of (x) in the case of any Grantor that is a “Registered Organization” (as such term is defined in Section 9-102(70) of the UCC), the State of such Grantor’s jurisdiction of organization or (y) in the case of any Grantor that is not a Registered Organization, the State in which such Grantor’s chief executive office is located;

(ii) filings in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, with respect to Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable;

(iii) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of certificated Equity Interests in all Subsidiaries (other than Equity Interests in Immaterial Subsidiaries and Excluded Property);

(iv) only to the extent expressly requested in writing by the Administrative Agent (other than with respect to the delivery of the Equity Interests described in clause (d)(iii) above which shall be delivered without further request by the Administrative Agent in accordance with this Security Agreement), delivery to the Administrative Agent to be held in its possession of all Collateral consisting of Instruments, notes, certificated debt securities and certificated Equity Interests (in each case, other than Excluded Property and any assets located outside of the United States) to the extent otherwise required to be delivered pursuant to Article IV; and

(v) to the extent expressly required under Section 4.14, the execution and delivery of Deposit Account Control Agreements solely with respect to Deposit Accounts maintained with a bank (as defined in the UCC) other than the Administrative Agent;

provided that (i) no Grantor shall be required to take any perfection steps with respect to any Deposit Accounts maintained with the Administrative Agent and (ii) notwithstanding anything to the contrary herein, the provisions of Article IV that would otherwise require automatic delivery of Collateral subject to clause (d)(iv) shall be deemed to be superseded by clause (d)(iv) and delivery of possession of such Collateral shall only be required to the extent expressly requested in writing by the Administrative Agent.

(e) Notwithstanding anything to the contrary in any of the Loan Documents, none of the Grantors shall be required to take any action to perfect the security interests granted pursuant to this Security Agreement by any means other than those set forth in clause (d), provided that nothing contained in this clause (e) shall in any way limit the availability of any remedies permitted under Section 5.2.

(f) Notwithstanding clause (d), the certificated Equity Interests of MarketAxess Corporation and MarketAxess Technologies Inc. shall be sent to the Administrative Agent by overnight courier on the Effective Date and the certificated Equity Interests of MarketAxess Limited shall be sent to the Administrative Agent by overnight courier within 10 Business Days of the Effective Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the Secured Parties that:

3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer rights in the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has all necessary power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the location listed for such Grantor on Exhibit G, the Administrative Agent will have a fully perfected first priority security interest (subject to Permitted Liens) in that Collateral in which a security interest may be perfected by filing financing statements in such offices.

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the Restatement Effective Date, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization, its federal employer identification number and any previous state of its organization within six months of the Restatement Effective Date are set forth on Exhibit A.

3.3. Principal Location. As of the Restatement Effective Date, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; as of the Restatement Effective Date, such Grantor has no other places of business except those set forth in Exhibit A.

3.4. Collateral Locations. As of the Restatement Effective Date, all of such Grantor’s locations where Collateral is located are listed on Exhibit A, and Exhibit A indicates which of such locations have Collateral located on them with a value in excess of $5,000,000. As of the Restatement Effective Date, all of said locations are owned by such Grantor except for (i) locations which are leased by such Grantor as lessee and designated in Part VII(b) of Exhibit A, and (ii) locations at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Exhibit A.

3.5. Deposit Accounts. As of the Restatement Effective Date, all of such Grantor’s Deposit Accounts that constitute Collateral are listed on Exhibit B, other than Deposit Accounts in which the average daily balance, as reasonably determined by the Borrower, does not exceed $100,000 in the aggregate.

3.6. Exact Names. As of the Restatement Effective Date, such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. As of the Restatement Effective Date, except as set forth on Schedule 3.6, such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7. Letter-of-Credit Rights and Chattel Paper. As of the Restatement Effective Date, Exhibit C lists all Letter-of-Credit Rights (other than Supporting Obligations) and Chattel Paper of each Grantor that constitute Collateral having a value per Letter-of-Credit Right and per item of Chattel Paper in excess of $2,000,000 (the “Material Chattel Paper”). Subject to the provisions of clause (d) of Article II, all action by such Grantor reasonably requested by the Administrative Agent to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals) has been duly taken. Upon the taking of all necessary perfection steps, subject to the provisions of clause (d) of Article II, the Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Permitted Liens, to the extent such perfection steps are sufficient to perfect the Administrative Agent’s security interest therein. As of the Restatement Effective Date, the aggregate amount (as reasonably determined by the Borrower in good faith) of all of the Grantors’ collective Letter-of-Credit Rights and collective Chattel Paper does not exceed $2,500,000.

3.8. Accounts and Chattel Paper.

(a) The names of the obligors (to the knowledge of the Grantors) with respect to amounts owed (as reasonably determined by the Borrower in good faith) in excess of $100,000 per obligor, amounts owing and due dates with respect to the Accounts and Chattel Paper included in the Collateral are and will be correctly stated in all material respects in the records of such Grantor relating thereto.

(b) [Reserved].

3.9. Intellectual Property. As of the Restatement Effective Date, such Grantor does not have any interest in, or title to, any material registered Patent, Patent application, registered Trademark, Trademark application or registered Copyright, in each case constituting Collateral (the foregoing, collectively, the “Registered Intellectual Property”) except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, subject to the provisions of clause (d) of Article II, upon filing of appropriate financing statements in the offices listed on Exhibit G and this Security Agreement (or a short form security agreement consistent with the terms hereof) with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests (subject to Permitted Liens) in favor of the Administrative Agent on such Registered Intellectual Property to the extent such intellectual property is registered with the United States Copyright Office or the United States Patent and Trademark Office, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action reasonably requested by the Administrative Agent to protect and perfect the Administrative Agent’s Lien on such Grantor’s Registered Intellectual Property shall have been duly taken.

3.10. Real Property. The legal description, county and street address of each property owned in fee by any Grantor as of the Restatement Effective Date and constituting Collateral on which any Fixtures having an aggregate value per property (as reasonably determined by the Borrower in good faith) in excess of $2,000,000 are located is set forth in Exhibit E.

3.11. No Financing Statements, Security Agreements. Except for financing statements set forth on Schedule 3.11 hereto, as of the Restatement Effective Date, no financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in the office of the Secretary of State, or the equivalent filing office, in the jurisdiction of organization of any Grantor any jurisdiction except for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party and.

3.12. Pledged Collateral.

(a) As of the Restatement Effective Date, Exhibit F sets forth a complete and accurate list of all Equity Interests constituting Pledged Collateral and, to the extent of any Pledged Collateral other than Equity Interests, such other Pledged Collateral having an individual value (as reasonably determined in good faith by the Borrower) in excess of $2,500,000. Such Grantor (together with one or more other Grantors) are the direct, sole beneficial owners and sole holders of record of the Pledged Collateral listed on Exhibit F as being owned by such Grantor or such Grantor and one or more other Grantors, free and clear of any Liens, except for Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, and (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or are not Securities.

(b) In addition, as of the Restatement Effective Date, (i) none of the Pledged Collateral has been issued or transferred in violation in any material respect of the securities registration,

securities disclosure or similar laws of any jurisdiction to which such issuance or transfer is subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to the Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests (to any Person other than a Grantor), and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent in compliance with this Security Agreement of the voting or other rights expressly provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by the UCC, bankruptcy laws (if applicable) or laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit F, as of the Restatement Effective Date, such Grantor (either solely or together with one or more Grantors) owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1. General.

(a) Collateral Records. Such Grantor will maintain complete and accurate (in all material respects) books and records with respect to the Collateral and, following the occurrence and during the continuation of an Event of Default, furnish to the Administrative Agent, such reports relating to the Collateral as the Administrative Agent shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions, subject to the provisions of clause (d) of Article II, as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first perfected security interest in, and, if applicable, Control of, the Collateral (subject to Permitted Liens). Any financing statement filed by the Administrative Agent may be filed, subject to the provisions of clause (e) of Article II, in any filing office in any UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, (2) as all personal property and other assets of such Grantor, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, or (3) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request.

(c) Further Assurances. Such Grantor will, upon the occurrence and during the continuation of an Event of Default, if so requested by the Administrative Agent, furnish to the

Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify. Such Grantor also agrees to take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien (other than a Permitted Lien).

(d) Disposition of Collateral. No Grantor will Dispose of the Collateral except for Dispositions (x) specifically permitted pursuant to Section 6.03 of the Credit Agreement, or (y) by any Grantor that is an Immaterial Subsidiary.

(e) Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except Permitted Liens.

(f) Other Financing Statements. No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect of other Permitted Liens. Subject to Section 9.18 of the Credit Agreement, each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement, without the prior written consent of the Administrative Agent, (i) subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC, and (ii) except for financing statements of the type referred to in the immediately preceding sentence.

(g) [Reserved].

(h) Compliance with Terms. Each Grantor will perform and comply with all obligations relating to the Collateral contained in any Loan Document to which it is a party.

4.2. Receivables.

(a) Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables in accordance with such Grantor’s reasonable business judgment.

(b) Delivery of Invoices. After the occurrence and during the continuation of an Event of Default, such Grantor will deliver to the Administrative Agent immediately upon its request duplicate invoices with respect to each Account bearing such language of assignment as the Administrative Agent shall specify.

(c) Electronic Chattel Paper. Upon the request of the Administrative Agent upon the occurrence and during the continuation of a Specified Event of Default, such Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper with an individual value (as reasonably determined by the Borrower in good faith) in excess of $2,000,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory and Equipment. Except for exceptions to the following that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, such Grantor will, in accordance with its customary business practices, (a) do all things necessary, in the reasonable determination of such Grantor, to maintain, preserve, protect and keep the Inventory and the Equipment in each case constituting Collateral in good repair and working and saleable condition (ordinary wear and tear and obsolescence excepted) and (b) make all repairs, renewals and replacements reasonably deemed necessary by it so that its business carried on in connection therewith may be properly conducted at all times.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent promptly upon execution of this Security Agreement the originals of all Chattel Paper constituting Collateral with an individual value (as reasonably determined by the Borrower in good faith) in excess of $2,000,000, and Securities and Instruments in each case to the extent constituting Collateral with an individual value (as reasonably determined by the Borrower in good faith) per Security or Instrument in excess of $2,000,000 constituting Collateral (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and promptly notify the Administrative Agent in writing thereof and (c) upon the request of the Administrative Agent, deliver to the Administrative Agent any Chattel Paper, Securities and Instruments with an individual value per item of Chattel Paper, per Security or per Instrument (in each case, as reasonably determined by the Borrower in good faith) in excess of $2,000,000 constituting Collateral, and (c) upon the Administrative Agent’s reasonable written request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document with an individual value per Document (as reasonably determined by the Borrower in good faith) in excess of $2,000,000 evidencing or constituting Collateral.

4.5. Uncertificated Pledged Collateral. Upon the occurrence and during the continuation of an Event of Default, each Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers that are Controlled by a Grantor (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. Without limiting the foregoing, upon the occurrence and during the continuation of an Event of Default, upon the request of the Administrative Agent, each Grantor will, with respect to Pledged Collateral in excess of $2,000,000 held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent, giving the Administrative Agent Control.

4.6. Pledged Collateral.

(a) Changes in Capital Structure of Issuers. Except as not prohibited by the Credit Agreement or under Section 4.1(d), no Grantor will (i) if such issuer is Controlled by such Grantor, permit or suffer any issuer of Equity Interests constituting Pledged Collateral to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, or (ii) vote any Pledged Collateral in favor of any of the foregoing.

(b) Issuance of Additional Securities. Except as expressly permitted under the Credit Agreement, no Grantor will permit or suffer the issuer (if such issuer is Controlled by such Grantor) of an Equity Interest constituting Pledged Collateral to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except (i) to such Grantor or any other Grantor, (ii) to any other holder of such Equity Interests on a ratable basis or (iii) as required by law.

(c) Registration of Pledged Collateral. Each Grantor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

(d) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, the Grantors shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not prohibited by this Security Agreement, the Credit Agreement or any other Loan Document to which the applicable Grantor is a party; provided however, that no vote or other right shall be exercised or action taken which would have the effect of materially impairing the rights of the Administrative Agent under this Security Agreement in respect of the Pledged Collateral.

(ii) Each Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, following written notice to the Borrower (which may be by electronic mail), to exercise all voting rights or other rights relating to the Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) If any Grantor shall become entitled to receive or shall receive (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other non-cash property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral that is otherwise required under this Security Agreement to be delivered to the Administrative Agent, or (B) to the extent in violation of the Credit Agreement, any dividends or other distributions paid upon or in respect of any Pledged Collateral that is otherwise required under this Security Agreement to be delivered to the Administrative Agent upon the liquidation or dissolution of an issuer, such Grantor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and, to the extent the related Pledged Collateral is required to be delivered to the Administrative Agent hereunder, shall forthwith deliver the same to the Administrative Agent as Pledged Collateral in the same form as so received (with any endorsement reasonably requested by the Administrative Agent).

4.7. Intellectual Property.

(a) Except to the extent prohibited by law, each Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of the security interests in favor of the Administrative Agent pursuant to this Agreement in any License that is material to the business of the Grantors (taken as a whole) held by such Grantor (it being acknowledged that the enforcement of or other exercise of remedies in connection with such security interests may be prohibited by or constitute a change in control (however termed) under any such License).

(b) Except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, each Grantor shall notify the Administrative Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) On a quarterly basis, concurrently with the delivery of financial statements and a Compliance Certificate pursuant to Section 5.01 of the Credit Agreement, each Grantor shall provide an update to the Administrative Agent as to the filing of an application, either directly by such Grantor or through any agent, employee, licensee or designee, for the registration of any Patent, Trademark or Copyright constituting Collateral that is material to the business of the Grantors (taken as a whole) with the United States Patent and Trademark Office or the United States Copyright Office or, if no such filing was made during the applicable quarter, such Grantor will provide an update to the Administrative Agent indicating that no such filing was made. Upon written request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may reasonably request to evidence the Administrative Agent’s first priority security interest (subject to Permitted Liens) on any such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

4.8. Commercial Tort Claims. If, following the Restatement Effective Date, any Grantor identifies the existence of a commercial tort claim (as defined in the UCC) belonging to such Grantor with an anticipated value (as reasonably determined by the Borrower in good faith) in excess of $2,500,000 per commercial tort claim, then, such Grantor shall promptly, and in any event within 30 Business Days after such Grantor affirmatively determines to assert such commercial tort claim in writing, notify the Administrative Agent of such commercial tort claim, and, unless the Administrative Agent otherwise consents, such Grantor shall describe such commercial tort claim on an updated Schedule 4.8 hereto and shall enter into an amendment to this Security Agreement, in the form of Exhibit H hereto, granting to the Administrative Agent a first priority security interest (subject to Permitted Liens) in such commercial tort claim.

4.9. Letter-of-Credit Rights. If any Grantor becomes the beneficiary of a letter of credit (except to the extent constituting a Supporting Obligation) with an individual face amount in excess of $2,500,000 (for each such letter of credit), such Grantor shall promptly, and in any event within ten Business Days after becoming a beneficiary, notify the Administrative Agent thereof and cause the issuer and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.

4.10. [Reserved].

4.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies, in each case to extent such rights, powers are remedies are exercised or begun to be exercised in accordance with this Security Agreement or any applicable law, equitable right, power or remedy, or statute.

4.12. Insurance. (a) In the event any Collateral is located in any area that is and continues to be designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area” and if any Lender is required by applicable law to have Collateral covered by flood insurance, each Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall at a minimum comply with laws applicable to any Lender with to the amount of insurance required to be maintained by any affected Grantor, including the Flood Disaster Protection Act of 1973, as amended.

(b) All insurance policies required hereunder and under Section 5.05 of the Credit Agreement shall, within 30 days following the Effective Date or, if any such insurance policy is obtained after the Effective Date, within 30 days following the date on which such insurance policy is obtained, name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured on all general liability insurance policies (excluding, for the avoidance of doubt, directors and officers, workers’ compensation, health and benefit and vehicle and similar liability policies) and as lender loss payee for all claims in excess of $500,000, as applicable, and shall contain customary lender loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent. The Grantors shall use commercially reasonable efforts to cause all such insurance, to the extent consistent with practices then adopted by insurance carriers generally, to provide that (i) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (ii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Administrative Agent (it being understood that the failure to cause the foregoing to occur after the use of commercially reasonable efforts to do so shall not constitute a Default or Event of Default. Except as otherwise provided in this paragraph, all such insurance policies shall require that the proceeds of the insurance required to be maintained pursuant to this paragraph shall be payable to the Administrative Agent.

(c) All premiums on insurance required under Section 4.12(b) of this Security Agreement and under Section 5.05 of the Credit Agreement shall be paid when due by the Grantors, and, if reasonably requested by the Administrative Agent, copies of the policies delivered to the Administrative Agent. If any Grantor fails to obtain or maintain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrower’s expense. This insurance may, but need not, protect the Grantors’ interests. The coverage that the Administrative Agent purchases may not pay any claim that the Grantors make or any claim that is made against the Grantors in connection with the Collateral. The applicable Grantor may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that such Grantor has obtained insurance as required by this Security Agreement. If the Administrative Agent purchases insurance for the Collateral, the Grantors jointly and severally will be responsible for the out-of-pocket costs of that insurance, including interest and any other charges, the Administrative Agent may incur in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Borrower’s or such Grantor’s total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance the applicable Grantor may be able to obtain on its own; provided that, except upon the occurrence and during the continuance of a Specified Event of Default, the costs of such insurance shall not be greater than 50% higher than the cost of the corresponding insurance to the Borrower or applicable Grantor. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default (if any) arising from such Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13. [Reserved].

4.14. Deposit Account Control Agreements. If at any time the Grantors maintain an average daily balance of more than $25,000,000 in the aggregate in all Deposit Accounts, with banks (as defined in the UCC) other than the Administrative Agent, in each case excluding Excluded Accounts, then (a) the Borrower shall promptly notify the Administrative Agent in writing thereof and (b) upon the request of the Administrative Agent, the applicable Grantors will promptly provide to the Administrative Agent Deposit Account Control Agreements for such Deposit Accounts that exceed such thresholds, duly executed on behalf of the applicable Grantors and the applicable banks at which such Deposit Accounts are maintained. Notwithstanding the foregoing, the Grantors shall not be required to provide Deposit Account Control Agreements with respect to Deposit Accounts at banks located outside the United States so long as the Grantors maintain at least $50,000,000 in the aggregate in Deposit Accounts with the Administrative Agent and/or at United States banks or branches located in the United States of non-United States banks that have executed Deposit Account Control Agreements pursuant to the preceding sentence.

4.15. Change of Name or Location; Change of Fiscal Year. No Grantor shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received written notice at least 10 days prior to such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith to continue the priority and perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral has been completed or taken, provided that any new location shall be in the United States. No Grantor shall change its fiscal year, which as of the Effective Date ends on December 31, without the prior written consent of the Administrative Agent; provided that any Subsidiary acquired after the Effective Date may change its fiscal year end to December 31.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1. [Reserved]

5.2. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies, in each case to the extent permitted by law:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein or as required by applicable law), demand or advertisement of any kind to any Grantor or any other Person, except as expressly provided in Section 5.3(b), enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and, subject to the terms of any lease or sublease applicable to such premises, may take place at a Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as are commercially reasonable; and

(v) concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b) The Administrative Agent, on behalf of the Secured Parties, shall comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and, except as otherwise expressly provided by the non-waivable provisions of the UCC, compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases to the extent permitted by applicable law.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) [Reserved].

(f) Notwithstanding the foregoing, to the extent permitted by law, neither the Administrative Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Such Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Such Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if such Grantor and the issuer would agree to do so.

5.3. Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuation of an Event of Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified in writing (which may be by electronic mail) by the Administrative Agent, whether at such Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents (i) to enter any premises where all or any part of the books and records relating to the Collateral are located for the purposes of downloading all or any part of such books and records that are in electronic form and to take possession of and remove all or any part of such books and records, all without any obligation to pay such Grantor for such use and occupancy and (ii) subject to the terms of any lease or sublease applicable to such premises, to enter, occupy and use any premises where all or any part of the Collateral is located, to take possession of all or any part of such Collateral not described under clause (i), to remove all or any part of the Collateral and to conduct sales of all or any part of the Collateral, without any obligation to pay such Grantor for such use and occupancy (it being acknowledged that the terms of any applicable lease or sublease may require the Administrative Agent to make payments to the lessor or sublessor in respect thereof);

(c) cause an issuer of Pledged Collateral that is Controlled by such Grantor to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

(d) take, or cause an issuer of Pledged Collateral that is Controlled by such Grantor to take, any and all actions necessary to enable the Administrative Agent to consummate a public sale (other than an offering registered under the Securities Act or an offering pursuant to Rule 144A under the Securities Act) or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by the Grantors to prepare and deliver to the Administrative Agent (for further delivery to each Lender), at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the Grantors: (i) a reconciliation of all Accounts constituting Collateral; (ii) an aging of all Accounts constituting Collateral; (iii) trial balances of Accounts constituting Collateral; and (iv) a test verification of such Accounts constituting Collateral.

5.4. Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, effective upon the occurrence and during the continuation of an Event of Default, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense, following the occurrence and during the continuance of an Event of Default, to the extent constituting Collateral, any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, subject to the terms of any license or other agreement governing any such Trademark (including, without limitation, any requirement to pay royalties or other amounts), may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and, subject to the terms of any license or other agreement governing any such Trademark (including, without limitation, any requirement to pay royalties or other amounts), the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. Notwithstanding anything to the contrary herein, the license provided for herein shall terminate automatically upon the earlier to occur of (1) such time as all Events of Default shall have been cured or waived and (2) upon termination of this Security Agreement.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Account Verification. Following the occurrence and during the continuance of an Event of Default, the Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of the Grantors, parties to contracts with any Grantor and obligors in respect of Instruments of any Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables (in each, to the extent constituting Collateral).

6.2. Authorization for Administrative Agent to Take Certain Action.

(a) Subject to Section 6.2(b), effective upon the occurrence and during the continuation of an Event of Default, each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral, (ii) subject to clause (d) of Article II, to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iii) solely in connection with the exercise of remedies pursuant to Section 5.2, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (iii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (iv) to contact Account Debtors with respect to any Receivables constituting Collateral for any reason relating to the Collateral, (v) to demand payment or enforce payment of the Receivables constituting Collateral in the name of the Administrative Agent or such Grantor and to endorse any and all Collateral consisting of checks, drafts, and other instruments for the payment of money relating to such Receivables, (vi) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables to the extent constituting Collateral, drafts against any Account Debtor of such Grantor with respect to any Receivables constituting Collateral, assignments and verifications of Receivables constituting Collateral, (vii) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (viii) to settle, adjust, compromise, extend or renew the Receivables constituting Collateral, (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables constituting Collateral, (x) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor with respect to any Receivables constituting Collateral, (xi) to prepare, file and sign such Grantor’s name on any notice of

Lien, assignment or satisfaction of Lien or similar document in connection with Receivables constituting Collateral, (xii) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive and open of all mail addressed to such Grantor, and (xiii) to do all other acts and things necessary to carry out this Security Agreement; and the Grantors jointly and severally agree to reimburse the Administrative Agent promptly following receipt of written demand therefor from the Administrative Agent for any documented out-of-pocket payment made or any documented out-of-pocket expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, (1) this authorization shall not relieve the Grantors of any of their obligations under this Security Agreement or under the Credit Agreement, and (2) any exercise by the Administrative Agent or any of its nominees of the authorization provided in this Section 6.2(a) that would otherwise result in a Default or Event of Default shall be deemed not to be a Default or Event of Default. Notwithstanding anything to the contrary herein, the power of attorney provided for herein shall be suspended automatically at such time as all Events of Default shall have been cured or waived and shall terminate automatically upon termination of this Security Agreement in accordance with Section 7.14 hereof.

(b) All acts of said attorney or designee permitted hereunder are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent agrees that it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3. Proxy. SUBJECT TO THE LAST SENTENCE OF THIS SECTION 6.3, EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT, EFFECTIVE UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF SUCH GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE FOREGOING APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF).

6.4. Nature of Appointment; Limitation of Duty. SUBJECT TO THE LAST SENTENCE OF SECTION 6.2(A), THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY LENDER, NOR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, SHALL BE SUBJECT TO ANY FIDUCIARY OR OTHER IMPLIED DUTIES, REGARDLESS OF WHETHER A DEFAULT

HAS OCCURRED AND IS CONTINUING, OR HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME OR AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT OR SUCH LENDER, AS APPLICABLE, OR A PRIMARY RELATED PARTY OF THE ADMINISTRATIVE AGENT OR SUCH LENDER, AS APPLICABLE; PROVIDED THAT, IN NO EVENT SHALL ANY SUCH PARTY BE LIABLE FOR ANY PUNITIVE, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1. Waivers. To the extent permitted by applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten Business Days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except as determined by a court of competent jurisdiction by final and appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as applicable, or a Primary Related Party of the Administrative Agent or such Lender, as applicable. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2. Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Secured Party agrees, by its acceptance of the benefits hereof, that it shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that (subject to the non-waivable provisions of the UCC and any other applicable law) it is commercially reasonable for the Administrative Agent (a) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of; provided that it is agreed that is not commercially reasonable for the Administrative Agent or any other Secured Party to dispose or to seek to dispose of Pledged Securities without complying with all applicable securities laws (including, without limitation, blue-sky laws), or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; provided that it is agreed that it is not commercially reasonable for the Administrative Agent or any other Secured Party to dispose of or to seek to dispose of Pledged Securities without obtaining all necessary governmental or regulatory consents, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral; provided that the parties agree that it shall not be commercially reasonable to exercise any of the actions described in clause (a) through (l) except following the occurrence and during the continuation of an Event of Default. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3. Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and, to the extent permitted by the UCC and other applicable law, any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it or in its possession at the time it takes any such action; provided that no Default or Event of Default (including, without limitation, under Section 6.04 of the Credit Agreement) shall be deemed to occur as a result of any such action taken by the Administrative Agent).

7.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, subject to any limitations contained in this Security Agreement, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors jointly and severally shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligations to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable promptly following receipt by the Grantors of written demand therefor.

7.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.12, 4.14, 4.15 or 5.3 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against each Grantor.

7.6. Dispositions Not Authorized. Following the occurrence and during the continuation of an Event of Default, (a) no Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and (b) notwithstanding any course of dealing between the Grantors and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders; provided that nothing in this Section 7.6 shall limit in any way Section 9.18 of the Credit Agreement.

7.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until Payment in Full of the Secured Obligations.

7.8. Limitation by Law; Severability of Provisions. Notwithstanding anything to the contrary herein, all rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should the Grantors collectively or any Grantor individually become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made in the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that, except (a) to the extent permitted under Section 6.03 of the Credit Agreement, or (b) with respect to any Grantor that is an Immaterial Subsidiary, the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, hereunder.

7.11. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall pay (a) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation of this Security Agreement and any amendments, modifications or waivers of the provisions thereof, (b) all documented out-of-pocket expenses incurred by the Credit Parties including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Security Agreement, provided that the Borrower’s obligations under this Section 7.12 for fees and expenses of legal counsel shall be limited to fees and expenses of (x) one outside legal counsel for all Persons described in clauses (a) and (b) above, taken as a whole, (y) in the case of any conflict of interest, one outside legal counsel for such affected Person or group of Persons and (z) if necessary, one local legal counsel in each relevant jurisdiction

7.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until all of the Secured Obligations have been Paid in Full (or with respect to any outstanding Letters of Credit, (a) a deposit of cash or Cash Equivalent Investments, (b) cash collateralization in a manner consistent with Section 2.05(j) of the Credit Agreement, or (c) at the reasonable discretion of the Administrative Agent, a back up standby Letter of Credit satisfactory to the Administrative Agent has been delivered to the Administrative Agent) and the Commitments are terminated.

7.15. Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

7.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

7.17. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

7.18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.19. Indemnity. The Grantors, jointly and severally, hereby agree to indemnify the Administrative Agent and the Secured Parties, and their respective successors, assigns, agents and employees, (each an “Indemnitee” and, collectively, the “Indemnitees”) from and against any and all liabilities, damages, penalties, suits, costs, and reasonable, documented and invoiced out-of-pocket expenses of any kind and nature (including the reasonable and documented out-of-pocket fees, charges and disbursements of (a) one outside legal counsel to the Administrative Agent and one outside legal counsel to the other Indemnitees taken as a whole, (b) in the case of any conflict of interest, one outside legal counsel for the affected Lender or group of Lenders and (c) if necessary, one local legal counsel in each relevant jurisdiction) imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Indemnitees or any Grantor, and any claim for Patent, Trademark or Copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or a Primary Related Party of such Indemnitee, or (2) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (provided that in the event of such a claim, litigation, investigation or proceeding involving a claim of proceeding brought against the Administrative Agent (in its capacity as such) by other Indemnitees, the Administrative Agent shall be entitled (subject to the other limitations and exceptions set forth above) to the benefit of the indemnities set forth above).

7.20. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE VIII

NOTICES

8.1. Sending Notices. Subject to Section 8.2, any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.

8.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other party.

ARTICLE IX

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to Article VIII of the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

ARTICLE X

CERTAIN REGULATORY RESTRICTIONS

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR IN ANY OTHER LOAN DOCUMENT, MARKETAXESS CORPORATION, A DELAWARE CORPORATION, SHALL NOT BE A LOAN PARTY FOR ANY PURPOSE UNDER THE LOAN DOCUMENTS AND SHALL NOT, DIRECTLY OR INDIRECTLY, GUARANTEE THE SECURED OBLIGATIONS (IN WHOLE OR IN PART) OR, DIRECTLY OR INDIRECTLY, GRANT SECURITY INTERESTS IN OR LIENS ON ANY OF ITS ASSETS OR PROPERTIES (INCLUDING, WITHOUT LIMITATION, EQUITY INTERESTS) TO SECURE THE SECURED OBLIGATIONS (IN WHOLE OR IN PART).

ARTICLE XI

AMENDMENT AND RESTATEMENT; REAFFIRMATIONS

11.1. Amendment and Restatement. On the Restatement Effective Date, without further action by any of the parties to the Original Security Agreement, (a) the Original Security Agreement will be automatically amended and restated to read as this Security Agreement reads, and (b) each of the schedules and exhibits to the Original Security Agreement shall be replaced by the revised schedules and exhibits delivered to the Administrative Agent on or prior to the Restatement Effective Date. On or after the Restatement Effective Date, the rights and obligations of all parties hereto shall be governed by the provisions hereof; provided that the rights and obligations of the parties to the Original Security Agreement with respect to the period before the Restatement Effective Date shall continue to be governed by the provisions thereof as in effect before the Restatement Effective Date.

11.2. No Novation. It is the intention of each of the parties hereto that the Original Security Agreement be amended and restated so as to preserve the perfection and priority of all security interests granted pursuant to the Original Security Agreement and that this Security Agreement does not constitute a novation of the obligations and liabilities existing under the Original Security Agreement, provided that all Secured Obligations under the Original Credit Agreement shall continue as Secured Obligations under this Security Agreement. The parties hereto further acknowledge and agree that this Security Agreement constitutes an amendment of the Original Security Agreement made under and in accordance with the terms of Section 7.7 of the Original Security Agreement. In addition, unless specifically amended or replaced as described herein, the schedules and exhibits to the Original Security Agreement shall continue in full force and effect, and from and after the Restatement Effective Date, all references to the “Security Agreement” or “thereof”, “thereunder”, “therein” or “thereby” or each similar reference in the Original Security Agreement shall refer to this Security Agreement.

11.3. Reaffirmation of Intellectual Property Security Agreements. Each Grantor hereby acknowledges that each of the Existing Patent Security Agreement and the Existing Trademark Security Agreement constitutes valid and binding obligations of each of the Grantors that is a signatory thereto and continues in full force and effect notwithstanding the execution of this Security Agreement, the Credit Agreement, and any other Loan Document. Each Grantor hereby reaffirms its obligations under each of the Existing Patent Security Agreement and the Existing Trademark Security Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

MARKETAXESS HOLDINGS INC.

By:	/s/ Antonio L. DeLise
Name:	Antonio L. DeLise
Title:	Chief Financial Officer

MARKETAXESS TECHNOLOGIES INC.

By:	/s/ Antonio L. DeLise
Name:	Antonio L. DeLise
Title:	Chief Financial Officer

Signature Page to Amended and Restated Pledge and Security Agreement

S-1

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Jennifer M. Dunneback
Name:	Jennifer M. Dunneback
Title:	Vice President

Signature Page to Amended and Restated Pledge and Security Agreement

S-2

ANNEX I TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Amended and Restated Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of October 30, 2015, by and among MarketAxess Holdings Inc. and certain other entities which become parties to the Security Agreement from time to time, including, without limitation, those that become party thereto by executing a Security Agreement Supplement in substantially the form hereof (such parties, including the undersigned, together with the Domestic Subsidiaries of MarketAxess Holdings Inc. listed on the signature pages to the Security Agreement, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meanings given to it in the Security Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [                                ] [corporation] [partnership] [limited liability company] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Security Agreement and agrees to be bound by such Security Agreement as if originally a party thereto. The New Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations.

By its execution below, the New Grantor represents and warrants as to itself that all of the representations and warranties contained in the Security Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Security Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Security Agreement. The New Grantor shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral, including, without limitation, delivering all certificated Pledged Collateral to the Administrative Agent (and other Collateral required to be delivered under the Security Agreement), and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated Pledged Collateral.

IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [                                ] [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Security Agreement as of this      day of             ,        .

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex I